CONSULTING AGREEMENT

This agreement (“Agreement”) is made by and between Gulf Onshore, Inc., having its principal office at 4310 Wiley Post Road, Suite 210, Addison, TX 75001 (hereinafter referred to as “Company”), and Parabolic, LLC having its principal office at 12555 High Bluff Drive, Suite 305, San Diego, CA  92130 (hereinafter referred to as “Consultant”).

In consideration of the mutual promises contained herein and on the terms and conditions hereinafter set forth, the Company and Consultant (collectively, the “Parties”) agree as follows:

1.      Services.

1.1.    Consultant will conduct an investor awareness program for Company for a minimum of three (3) months following the receipt by Consultant of the Compensation set forth in paragraph 2 hereunder.  It is understood that the Company is interested in increasing the public awareness of Company.  By this Agreement, Company is retaining Consultant to engage in an investor awareness program designed to increase the public awareness of Company as set forth in the following paragraph of this Agreement:

1.2.    Consultant shall, to the extent reasonably required, develop and implement a program to increase the public awareness of Company, which program shall include services to be rendered by Consultant and/or third parties hired by Consultant, including the following:

1.2.1.  design of an exclusive custom-designed full page website stock profile for Company;

1.2.2.  minimum of 300,000 target visits to Company stock profile(s).

1.2.3.  minimum of 300,000 solicited page loads to the stock profile(s) and/or to breaking news releases of Company at Consultant’s discretion.

1.2.4.  minimum of three (3) emails to members of Consultant’s small cap website (one email of the profile link and two or more emails with news);

1.2.5.  in addition, Consultant may but is not required to include Company on other stock profile website(s) at Consultant’s discretion.  Other services may but are not required to be provided, including but not limited to press release re-distribution by Consultant or third parties at Consultant’s discretion without notice.

1.3.    Company understands that if they are not 100% satisfied, for any reason whatsoever, Consultant agrees to provide an additional campaign consisting of the same number of targeted visits and solicited page loads as the first campaign.

2.      Compensation.

2.1.    The total cost for the Consultant’s services as outlined in paragraph 1, above, is $75,000 USD, or Consultant will accept 80,000 shares of restricted Gulf Onshore, Inc. (GFON) stock (number of shares calculated at the bid price of $1.60), as compensation for this Agreement.

2.2.    Company understands and agrees that all stock issued to Consultant as Compensation for this Agreement is earned immediately upon issuance and such shares can not be canceled, nor the transfer or issuance of such shares stopped or hindered by Company for any reason whatsoever at any time in the future. Company further understands and agrees that there are no oral or written agreements or understandings whatsoever, implied or otherwise, between Company and Consultant, which would require Consultant to adhere to special guidelines or restrictions when selling any stock received as Compensation, if applicable.

2.3.    Company understands and agrees that Consultant may elect to transfer all or part of any restricted stock received from Company to a third party for any reason whatsoever and at any time in the future, and if Consultant so elects, Company will immediately help facilitate such transfer by issuing a letter to the transfer agent authorizing such transfer of Consultant’s stock in the Company, and a copy of such letter shall be sent to Consultant via email, fax and U.S. mail immediately.

2.4.    Both Company and Consultant understand and agree that the Compensation described above is due immediately upon Company’s execution of this Agreement, and that services will begin promptly once the Compensation is transferred to and received by Consultant, and not before, and in the case of Compensation paid in free trading shares, once such shares are free and clear in Consultant’s account, and not before.  Any services rendered by Consultant prior to such transfer and receipt shall be deemed a courtesy and shall not be a waiver of Consultant’s right to immediate payment of the Compensation.  Company’s request or attempt to terminate this Agreement shall not excuse Company’s obligation to pay Compensation to Consultant.

2.5.    Company attests that any shares issued to Consultant were not issued in violation of any securities or other law or regulation of any kind.

3.      Indemnification.  Company will protect, indemnify, defend (with legal counsel selected by Consultant) and hold harmless Consultant and its affiliated persons or entities from any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) arising out of or in connection with a third-party claim of any kind against Consultant or its affiliated persons or entities concerning any transaction in which Consultant participates as a result of or relating in any way to this Agreement, including without limitation Consultant’s participation in meetings of the Board of Directors of the Company.

4.      Liability.  In no event shall Consultant or its affiliated persons or entities be liable to Company or its affiliated persons or entities for any special, consequential, indirect, incidental or punitive damages or lost profits, however caused and on any theory of liability (including negligence and strict liability) arising in any way out of this Agreement, whether or not Consultant or Company has been advised of the possibility of such damages.

5.      Attorney Fees.  In any litigation or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be entitled to recover from the other party all actual attorney’s fees, expenses, and costs incurred in good faith by the prevailing party.  The term “prevailing party” shall include any party who engages counsel and subsequently obtains substantially the result sought, whether by compromise, settlement, or judgment.

6.      Other Activities.  The Company recognizes that Consultant now renders and may continue to render management and other services to other companies, which may or may not have policies and conduct activities similar to those of the Company.  Consultant shall be free to render such advice and other services and the Company hereby consents thereto.  Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary for such purposes, and shall have no obligation to procure or generate a minimum amount of business, revenues, trading volume, or share price increase for Company or its affiliated entities or persons.

7.      Representations and Warranties.  Company represents and warrants to Consultant as follows:

7.1.    Company has full power and authority to execute this Agreement and to perform all of its obligations hereunder.

7.2.    This Agreement has been duly executed by Company and is a legal and binding agreement of Company enforceable against Company in accordance with its terms.

8.      Piggy-Back Registration Rights.  The Company agrees that if it proposes to register its stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), including a registration effected by the Company for shareholders, the Company shall, at such time, promptly give Consultant written notice of such registration.  Upon the written request of Consultant given within twenty (20) days after mailing of such notice buy the Company, the Company shall cause to register under the Securities Act, at Company’s expense, all restricted shares of the Consultant, or Consultant’s designees or transferees, requested by the Consultant to be registered.

9.      Rule 144 Cooperation.  Notwithstanding the provisions set forth above under the section labeled Piggy-Back Registration rights, if Consultant elects to sell any of its stock or other securities in the Company pursuant to the provisions of Rule 144 under the Securities Act, and provided the Consultant has complied with the provisions of Rule 144, the Company, at the Company’s expense, will instruct its securities counsel to issue an opinion letter for delivery to the Company’s transfer agent authorizing Consultant’s sale of its stock or other securities in the Company pursuant to Rule 144, and, in the foregoing regard, Company agrees that it shall timely file with the Securities and Exchange Commission (the “Commission”) all reports required to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, for so long as Consultant remains a shareholder of the Company.  A copy of the Rule 144 opinion letter shall be sent to Consultant via fax and U.S. mail.

10.     Anti-Dilution Provisions.  The Company agrees that it will not cause Consultant to suffer any dilution of its percentage ownership of Company’s shares as a result of any restructuring of the Company’s stock through reverse share splits corresponding or followed with a share issuance.  Should Company conduct a reverse share split and corresponding or following issuance of shares, Consultant will be issued shares so as not to cause Consultant to suffer any dilution of its percentage ownership.

11.          Notice.

  All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or emailed or sent via facsimile with hard copy to follow.

If to Consultant:                                    Parabolic, LLC
12555 High Bluff Drive, Ste 305
San Diego, California 92130
Attention: Lauren Fishman
Telephone:  858-481-8818
Facsimile: 858-481-1811
E-mail: lauren@parabolicllc.com

If to Company:                                      ________________________________
________________________________
________________________________
Attention: ________________________
Telephone:  _______________________
Facsimile: ________________________
E-mail: __________________________

12.     Confidentiality.  Company agrees not to directly or indirectly disclose to any other person or entity any of the terms of this Consulting Agreement, including but not limited to the fact that Consultant accepted Restricted Shares as compensation for this Agreement (collectively, the “Terms”).  Company hereby agrees to safeguard such Terms at all times so that they are not exposed to, or taken by, any unauthorized person. Company agrees to use Company’s best efforts to assure safe keeping of all Trade Secrets. Company will make no announcement of this Agreement and, if it is necessary to report the relationship created by this Agreement in an SEC filing and/or Press Release, that such filing shall not state that such shares are restricted, unless the laws are such that it must state this fact.

13.     Termination and Survival.

13.1.    This Agreement will become effective (“Effective Date”) upon Consultant’s receipt of signed contract and Compensation, and will terminate upon completion of all Services to be performed by Consultant.

13.2.    The terms and conditions of paragraphs 2 through 12 shall survive termination of this Agreement.

14.     General Provisions.

14.1.    Headings. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

14.2.    Severability.  If a court of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

14.3.    Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties.

14.4.   Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement, and any and all other written or oral agreements existing between the Parties before the Effective Date of this Agreement with respect to the subject matter of this Agreement are expressly cancelled.

14.5.   Modification of Agreement.  This Agreement may be supplemented, amended, or modified only by the mutual agreement of the Parties.  No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all Parties.

14.6.   Binding Effect.  Subject to any restrictions on assignment contained in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, representatives, successors, and assigns.

14.7.   Nonwaiver.  Any failure by any Party to enforce any part of this Agreement shall not be deemed a waiver by such Party of its right to enforce this Agreement according to its terms and applicable law.  No waiver of any breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy.  No waiver of any breach, failure, right, or remedy shall be deemed a waiver of any other breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

14.8.   No Assignment.  Neither Party to this Agreement may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party to this Agreement, which consent may not be unreasonably withheld.

14.9.   Counterparts.  This Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument.  A signature of a party delivered by telecopy or other electronic communication shall constitute an original signature of such party.

14.10.   Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws rules.  The Parties agree that a substantial amount of services under the Agreement will be performed in San Diego County, and hereby submit to, and waive any objection to, the jurisdiction of California and the venue of San Diego County for the purposes of any litigation arising out of or relating to this Agreement.

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IN WITNESS WHEREOF, The parties have caused this agreement to be signed by their respective officers or representatives duly authorized on this _____ day of __________, 2008.

COMPANY

_______________________
_______________________

By: _____________________
Name: __________________
Title: ___________________

CONSULTANT

_______________________

By: _____________________
Name: __________________
Title: ___________________